EXHIBIT 99.1

   STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
    PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE


Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Sally A. Fonner, Chief Executive Officer and Chief Financial Officer of The Enchanted Village, Inc. (the "Company"), hereby certifies that:

       The Company's Form 10-QSB Quarterly Report for the period ended April 30, 2003 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                   /s/ Sally A Fonner
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              Sally A. Fonner
              Chief Executive Officer and
              Chief Financial Officer
              Dated: May 23, 2003